SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           Commission File No. 0-22661

                                VTEX ENERGY, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                     Nevada
         (State or other jurisdiction of incorporation or organization)

                                   76-0582614
                      (I.R.S. Employer Identification No.)

                11811 North Freeway, Suite 200, Houston, TX 77060
          (Address of Principal Executive Offices, including ZIP Code)

                   VTEX ENERGY EMPLOYEE BENEFIT PLAN NUMBER 8
                            (Full Title of the Plan)

                                  Stephen Noser
                         11811 North Freeway, Suite 200
                              Houston, Texas, 77060
                                 (281) 445-5880
            (Name, Address and Telephone Number of Agent for Service)



                             CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
TITLE OF                         PROPOSED          PROPOSED
SECURITIES          AMOUNT       MAXIMUM           MAXIMUM          AMOUNT OF
TO BE               TO BE        OFFERING PRICE    AGGREGATE        REGISTRATION
REGISTERED          REGISTERED   PER SHARE (1)     OFFERING PRICE   FEE
--------------------------------------------------------------------------------
UNITS (each
consisting of one
share of common
stock, $.001 par
value)              2,500,000    $0.34             $800,000.00      $85.60
--------------------------------------------------------------------------------

(1) This registration statement covers common stock issuable pursuant to the VTEX Energy Employee Benefit Plan Number 8 (the "Plan").
(2) This registration statement shall also cover an indeterminable number of additional shares of common stock which may become issuable under the Agreement by reason of any stock dividend, stock split, re-capitalization or any other similar transaction effected without the consideration which results in an increase in the number of registrant's outstanding shares of common stock.
(3) This calculation is made solely for the purposes of determining the registration fee pursuant to the provisions of Rule 457 under the Securities Act of 1933, as amended and is calculated on the average of the bid and asked price of the common stock as of November 27, 2006. The Proposed Maximum Aggregate Offering Price is based on the Proposed Maximum Offering Price Per Share times the total number of shares of Common Stock to be registered.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     (a) Registrant's latest Annual Report on Form 10-KSB for the fiscal year ended April 30, 2006.
     (b) Registrant's latest Quarterly Report on Form 10-QSB for the fiscal quarter ended July 31, 2006.
     (c)  Form 8-K filed August 11, 2006.
     (d)  Form 8-K filed October 19, 2006.
     (e)  All other reports filed by the Company with the Commission pursuant to
          Section 13(a) or 15(d) of the Exchange Act of 1934, as amended, since the end of the fiscal year ended April 30, 2006; and
     (f) The description of the Company's Common Stock which is contained in the Company's Form 10 Registration Statement, filed with the Securities and Exchange Commission pursuant to Section 12(g) of the Securities Exchange Act of 1934.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities covered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

     The class of securities to be offered is registered under Section 12 of the Securities Exchange Act of 1934, as amended.

Item 5.  Interests of Named Experts and Counsel.

Stephen Noser, who has prepared this Registration Statement and Opinion regarding the authorization, issuance and fully-paid and non-assessable status of the securities covered by this Registration Statement, serves as our President and Director. Mr. Noser is also licensed as an attorney in the State of Texas. Mr. Noser currently owns 1,667 shares of our common stock beneficially through a 50% interest is Old Vector Corporation which owns 3,334 shares of common stock. Mr. Noser also owns options to purchase 1,000,000 shares of common stock. The total of 1,001,667 shares represent 6.1% of the total outstanding and issued shares of the company as of October 31, 2006 assuming the exercise of the option. Finally, Mr. Noser owns 250,000 shares of Class B preferred stock which represents 50% of this class of stock.

Item 6.  Indemnification of Directors and Officers.

     The  Registrant's   Articles  of  Incorporation,   Bylaws  and  the  Nevada
corporation statutes provide for indemnification of directors and officers against certain liabilities.

The officers and directors of the Company are indemnified as provided by the Nevada Revised Statutes (the "NRS") and the Bylaws of the Company. Unless specifically limited by a corporation's articles of incorporation, the NRS automatically provides directors with immunity from monetary liabilities. The Company's Articles of Incorporation do not contain any such limiting language. Excepted from that immunity are:

     a. willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director has a material conflict of interest;
     b. a violation of criminal law unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful;
     c. a transaction from which the director derived an improper personal profit; and d. willful misconduct.

The Articles of Incorporation provide that the Company will indemnify its officers, directors and any third parties acting on behalf of the Company to the fullest extent legally permissible under the laws of the State of Nevada. This right of indemnification under the Articles is a contract right which may be enforced in any manner by such person and extends for such persons benefit to all actions undertaken on behalf of the Company.

The By-laws of the Company provide that the Company will indemnify its directors, officers and any third parties acting on behalf of the Company to the fullest extent legally permissible under the laws of the State of Nevada.

Item 7. Exemption from Registration Claimed.

         Not applicable.

Item 8. Exhibits.

         Exhibit 5         Opinion re: legality of securities being registered.

         Exhibit 10        VTEX Energy Employee Benefit Plan Number 8

         Exhibit 23.1      Consent of Malone & Bailey, PC

         Exhibit 23.2      Consent of Pannell Kerr Forster of Texas, P.C.

         Exhibit 24 Consent of Stephen Noser, Esq. filed as a part of Exhibit 5.

Item 9. Undertakings.

         The Registrant hereby undertakes pursuant to Rule 512:

     (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; (2) that, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and, (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) For purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) and Section 15(b) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (c) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to Articles of Incorporation, Bylaws or statute, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by the controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 29th day of November 2006.

VTEX ENERGY, INC.

By /s/ Marshall Smith
   ------------------
   Marshall Smith
   Chairman  and Chief Executive Officer

By /s/ Randal McDonald
   -------------------
   Randal McDonald
   Chief Financial Officer, Principal Accouting
   Officer and Treasurer


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

   Signature                      Title                      Date

By /s/ Stephen Noser              President                  November 29, 2006
   -----------------              and Director
   Stephen Noser

By /s/ Randal McDonald            Chief Financial Officer,
   -------------------            Principal Accounting
   Randal McDonald                Officer, Treasurer and
                                  Director                   November 29, 2006

By /s/ John E. Seago              Director                   November 29, 2006
   -----------------
   John E. Seago

By /s/ Marshall Smith             Director, Chairman         November 29, 2006
   ------------------             and Chief Executive
   Marshall Smith                 Officer

EXHIBIT 5






                                November 29, 2006



Members of the Board of Directors
VTEX Energy, Inc.
11811 North Freeway, Suite 200
Houston, Texas 77060

Gentlemen:

     You have requested my opinion with respect to the Shares included in the VTEX Energy, Inc. (the "Company") registration statement on Form S-8 (the "Registration Statement"), which will be filed with the Securities and Exchange Commission on or about November 29, 2006.

     The undersigned has acted as special counsel to the Company and has examined the original or copies of such records of the Company and such agreements, certificates or public officials, certificates of officers of the Company, and such other documents as deemed relevant and necessary for the opinion expressed in this letter. In such examination, I have assumed the genuineness of all signatures on original documents and the conformity to original documents of all copies submitted to us as conformed copies. As to various questions of fact material to such opinion, I have relied upon statements or certificates of officials and representatives of the Company.

     Based upon and subject to the foregoing, I am of the opinion that:

     When the Registration Statement becomes effective under the Securities Act of 1933, as amended, and the Company's common stock, $.001 par value, (the "Shares") are issued as contemplated by the Registration Statement, such Shares will be validly issued, fully paid and non-assessable.

     The undersigned consents to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, I am not admitting that I am included within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder.

                                                     Sincerely,



                                                     Stephen Noser, Esq.

EXHIBIT 10

               VTEX ENERGY, INC. EMPLOYEE BENEFIT PLAN - Number 8

PURPOSE. This Employee Benefit Plan (the "Plan"), is designated to provide for awards of the Company's common stock, or options to acquire common stock, to selected employees, who, individually or as members of a group, contribute in a substantial degree to the success of the Company, thus affording them a means of participating in that success and an incentive to contribute to that further success.

DEFINITIONS. The following works and phrases as used herein shall have the meaning set forth below:

     "Company" shall mean VTEX Energy, Inc.

     "Employee" shall mean any officer, employee of and consultant or adviser to the Company.

     "Share" shall mean one share of the Company's common stock, $.001 par value.

     "Board" shall mean the Board of Directors of the Company.

ADMINISTRATION. The Plan shall be administered by the Board. The Board may establish a committee of the Board consisting of one or more of its members to administer the Plan and such committee may establish such rules and regulations as necessary for proper administration of the Plan and make such determinations and take such action in connection with or in relation to the Plan as necessary to carry out the Plan's purpose.

ELIGIBILITY. The individuals eligible to receive awards under the Plan shall be such Employees as the Board or its committee shall from time to time determine.

SOURCE OF AWARDS. The Board of Directors of the Company shall designate 1,400,000 Shares for awards pursuant to this Plan.

AWARDS. The Board or its committee shall determine the awards to be made from time to time to the Employees. The Board or its committee shall take into consideration the recommendations of management in making its determinations. Awards under the Plan may be either in the form of direct grants of Shares or options to acquire Shares under such terms and conditions as the Board may in its discretion provide. Any options exercised pursuant to their terms and conditions may be satisfied with Shares issued pursuant to the Plan.

PAYMENT OF AWARDS. The number of Shares of each award shall be delivered to the Employee as soon as practicable after the award is granted.

FINALITY OF DETERMINATIONS. Each determination made by the Board or its committee shall be final and shall be binding and conclusive for all purposes and upon all persons and the Board.

LIMITATIONS. No Employee of the Company shall have any right (legal, equitable, or otherwise) to be granted an award under the Plan, nor shall the existence of the Plan give any Employee the right to be retained in the employ of the Company.

AMENDMENT OR TERMINATION. The Board of Directors of the Company may discontinue the Plan at any time and may from time to time amend the terms of the Plan.

TERM OF THE PLAN. Awards under this Plan shall be for recognition of services performed after October 31, 2006.

Exhibit 23.1





            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




VTEX Energy, Inc.
Houston, Texas

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8, of our report dated September 15, 2006, relating to the consolidated financial statements of VTEX Energy, Inc., as of April 30, 2006 and for the year then ended.



Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas
November 29, 2006

Exhibit 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Form S-8 of our report dated July 29, 2005 appearing in the Annual Report on Form 10-KSB of VTEX Energy, Inc. for the year ended April 30, 2005.


//s// Pannell Kerr Forster of Texas, P.C.
      Pannell Kerr Forster of Texas, P.C.

Houston, Texas
November 29, 2006